Filed Pursuant to Rule 424(b)(2)

1933 Act File No. 333-251349

PROSPECTUS SUPPLEMENT

(To Base Prospectus dated May 26, 2021)

StoneCastle Financial Corp.

$30,000,000

Common Stock

StoneCastle Financial Corp. (the “Company,” “we,” “us,” or “our”) is a non-diversified, closed-end management investment company registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” The Company commenced operations on November 13, 2013.

Investment Objectives. Our primary investment objective is to provide stockholders with current income, and to a lesser extent capital appreciation.

The Offering. We are offering up to $30 million aggregate offering price of our common stock pursuant to this Prospectus Supplement dated October 20, 2021 (“Prospectus Supplement”) and the Base Prospectus dated May 26, 2021 (“Base Prospectus”). We have entered into an At Market Issuance Sales Agreement, dated October 20, 2021, or the “Sales Agreement,” with B. Riley Securities, Inc. (“B. Riley”), which we refer to as the placement agent, relating to the sale of shares of common stock offered by this Prospectus Supplement and the Base Prospectus.

The Sales Agreement provides that we may offer and sell shares of our common stock from time to time through the placement agent. Sales of our common stock, if any, under this Prospectus Supplement and the Base Prospectus may be made by any method that is deemed to be an “at the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The placement agent will receive a commission from us equal to up to 2.0% of the gross sales price of any shares of our common stock sold through it under the Sales Agreement. The placement agent is not required to sell any specific number or dollar amount of common stock, but will use its commercially reasonable efforts consistent with its sales and trading practices to sell the shares of our common stock offered by this Prospectus Supplement and the Base Prospectus. For all fees and expenses paid to the placement agent, see “Plan of Distribution” beginning on page S-10 of this Prospectus Supplement. The sales price per share of our common stock offered by this Prospectus Supplement and the Base Prospectus, less commissions payable under the Sales Agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale.

Investment Strategy. We are focused on income generation, capital preservation, and providing risk-adjusted rates of return. We attempt to achieve our investment objective through investments in preferred equity, debt and subordinated debt, structured notes and securities, convertible securities, regulatory capital securities and common equity issued or structured by banks and financial institutions including community banks, larger regional, national and money center banks domiciled in the United States and foreign and global money center banks. (“banking-related securities”). See “Banking Sector Focus” and “Regulatory Capital Securities” in the Base Prospectus. We make investments that will generally be expected to pay us dividends and interest on a current basis and generate capital gains over time. We have a policy to invest, under normal circumstances, at least 80% of the value of our net assets plus the amount of any borrowings for investment purposes in such banking-related securities. Many of the securities in which we invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, we leverage our portfolio through borrowing, which magnifies the potential for gain or loss on amounts invested and increases the risk of investing in us. See “Leverage” Risks Related to Our Use of Leverage” and “Risks Related to Our Use of Leverage” on page on pages 27 and 49, respectively, of the Base Prospectus.

Investment Adviser. The Company’s investment adviser is StoneCastle-ArrowMark Asset Management, LLC (“StoneCastle-ArrowMark” or the “Adviser”).

Exchange Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “BANX”.  Any new shares of common stock offered and sold hereby are expected to be listed on Nasdaq Global Select Market under and trade under this symbol. On October 13, 2021, the last reported sale price for our common stock on the Nasdaq Global Select Market was $22.04 per share. We determine the net asset value, or “NAV,” per share of our common stock on a monthly basis. The unaudited NAV per share of our common stock on September 30, 2021 (the last date prior to the date of this Prospectus Supplement as of which we determined our NAV) was $21.85.

Our shares of common stock have traded both at a premium and a discount to net asset value (“NAV”). The Company cannot predict whether its shares of common stock will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common stock (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The issuance of our shares of common stock may have an adverse effect on prices in the secondary market for our shares of common stock by increasing the number of shares of our common stock available, which may put downward pressure on the market price for our shares of common stock. Shares of common stock of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their NAV. If our shares of common stock trade at a discount to our NAV, it will likely increase the risk of loss for purchasers of our securities.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Summary of Principal Risks” beginning on page 4 of the Base Prospectus and “Risk Factors” beginning on page 36 of the accompanying prospectus. You should consider carefully these risks together with all of the other information contained in this prospectus supplement and the Base Prospectus before making a decision to purchase our securities.

This Prospectus Supplement, the Base Prospectus, any free writing prospectus, and the documents incorporated by reference in this Prospectus Supplement and the Base Prospectus contain important information you should know before investing in our common stock. Please read these documents before you invest and retain them for future reference. We file annual and semi-annual stockholder reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (www.stonecastle-financial.com), call us collect at (212) 468-5441 or write to us at 100 Fillmore Street, Suite 325, Denver, Colorado 80206. You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov). Information on our website is not incorporated by reference into or part of this Prospectus Supplement or the Base Prospectus. See “Additional Information” on page S-11 of this Prospectus Supplement.

Our common stock does not represent a deposit or obligation of, and is not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Base Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

Prospectus Supplement dated October 20, 2021

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ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement, together with the Base Prospectus, sets forth concisely the information about the Company that you should know before investing. You should read this Prospectus Supplement and the Base Prospectus, which contain important information, before deciding whether to invest in our securities. You should retain the Base Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information, dated May 26, 2021 as supplemented from time to time, containing additional information about the Company, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the Base Prospectus. This Prospectus Supplement, the Base Prospectus and the Statement of Additional Information are part of a “shelf” registration statement that we filed with the SEC. This Prospectus Supplement describes the specific details regarding this Offering. If information in this Prospectus Supplement is inconsistent with the Base Prospectus or the Statement of Additional Information, you should rely on this Prospectus Supplement. You may request a free copy of the Base Prospectus, Statement of Additional Information, a free copy of our annual and semi-annual reports, request other information or make shareholder inquiries, by calling us collect at (212) 468-5441 or by writing to us at 100 Fillmore Street, Suite 325, Denver, Colorado 80206. The Company’s annual and semi-annual reports also are available on our website at www.stonecastle-financial.com and on the SEC’s website, as described below, where the Company’s Statement of Additional Information can be obtained. Information included on our website does not form part of this Prospectus Supplement or the Base Prospectus. You can review and copy documents we have filed at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-551-8090 for information. The SEC charges a fee for copies. You can get the same information free from the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING. WE HAVE NOT, AND THE PLACEMENT AGENT HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE PLACEMENT AGENT IS NOT, MAKING AN OFFER TO SELL THE COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE BASE PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

S-1

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the Base Prospectus and the Statement of Additional Information contain “forward-looking statements.” We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the Base Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Investment Objectives” and “Risk Factors” sections of the Base Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the Base Prospectus are made as of the date of this Prospectus Supplement or the Base Prospectus, as the case may be. We urge you to review carefully the “Cautionary Statement Concerning Forward-Looking Statements section in the Base Prospectus for a more detailed discussion of the risks related to forward-looking statements. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the Base Prospectus and the Statement of Additional Information are excluded from the safe harbor protection provided by section 27A of the 1933 Act.

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors” section of the Base Prospectus. We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.

S-2

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-5
THE OFFERING	S-5
SUMMARY OF FUND EXPENSES	S-6
CAPITALIZATION	S-8
MARKET AND NET ASSET VALUE INFORMATION	S-9
RISK FACTORS	S-10
USE OF PROCEEDS	S-10
PLAN OF DISTRIBUTION	S-10
LEGAL MATTERS	S-11
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION	S-11
INCORPORATION BY REFERENCE

Prospectus

PROSPECTUS SUMMARY	1
FEES AND EXPENSES	13
FINANCIAL HIGHLIGHTS	14
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	14
TRADING AND NET ASSET VALUE INFORMATION	15
USE OF PROCEEDS	16
DISTRIBUTION POLICY	16
THE COMPANY	17
LEVERAGE	27
MANAGEMENT	31
RISK FACTORS	36
DETERMINATION OF NET ASSET VALUE	59
DIVIDEND REINVESTMENT PLAN	60

S-3

PLAN OF DISTRIBUTION	62
DESCRIPTION OF SECURITIES	63
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	72
CERTAIN ERISA CONSIDERATIONS	78
CLOSED-END FUND STRUCTURE	78
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	79
ADMINISTRATOR, CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR	79
LEGAL MATTERS	79
INCORPORATION BY REFERENCE	79

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information included elsewhere, or incorporated by reference, in this Prospectus Supplement or the Base Prospectus. It is not complete and may not contain all the information that you may want to consider before making any investment decision regarding the securities offered hereby. To understand the terms of the securities offered hereby before making any investment decision, you should carefully read this entire Prospectus Supplement and the Base Prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering, including “Risk Factors,” “Additional Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this Prospectus Supplement and the Base Prospectus. Together, these documents describe the specific terms of the securities we are offering.

The Company

StoneCastle Financial Corp. (“we,” “us,” “our” or “the Company”) is an externally managed non-diversified, closed-end management investment company registered under the 1940 Act, which commenced operations on November 13, 2013. We have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are managed by StoneCastle-ArrowMark Asset Management LLC (the “Adviser”), an investment adviser that is a wholly-owned subsidiary of ArrowMark Colorado Holdings, LLC (“ArrowMark Partners”).

An investment in the Company may not be appropriate for all investors. There is no assurance that the Company will achieve its investment objectives.

Investment Objectives	Our primary investment objective is to provide stockholders with current income, and to a lesser extent, capital appreciation. There can be no assurance that we will achieve our investment objectives.
The Offering

We are offering up to $30,000,000 aggregate offering price of our common stock pursuant to this Prospectus Supplement and the Base Prospectus. We have entered into an At Market Issuance Sales Agreement, dated October 20, 2021, or the “Sales Agreement,” with B. Riley Securities, Inc. (“B. Riley”), which we refer to as the placement agent, relating to the sale of shares of common stock offered by this Prospectus Supplement and the Base Prospectus.

The Sales Agreement provides that we may offer and sell shares of our common stock from time to time through the placement agent. Sales of our common stock, if any, under this Prospectus Supplement and the Base Prospectus may be made by any method that is deemed to be an “at the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Listing and Symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “BANX”. Any new shares of common stock offered and sold hereby are expected to be listed on Nasdaq Global Select Market under and trade under this symbol. On October 13, 2021, the last reported sale price for our common stock on the Nasdaq Global Select Market was $22.04 per share.
Use of Proceeds	The Company currently intends use substantially all of the net proceeds of any sale of our shares of common stock, par value $0.001, pursuant to this Prospectus Supplement and the Base Prospectus in accordance with our investment objective, investment strategies and policies as described in the Base Prospectus. We anticipate that the proceeds will be invested promptly as investment opportunities are identified, depending on market conditions and the availability of appropriate securities, and it is anticipated to take not more than approximately three to six months from the closing of any offering. Pending investment, the proceeds will be invested in short-term cash-equivalent instruments. Although we anticipate that a substantial portion of the proceeds from any offering will be invested pursuant to our investment objective, investment strategies and policies, some of the proceeds may be used to make capital gain distributions required to maintain our tax status as a RIC. A delay in the anticipated use of proceeds could lower returns and reduce the Company’s distribution to the common stockholders or result in a distribution consisting principally of a return of capital.

S-5

Investment Adviser

StoneCastle-ArrowMark Asset Management, LLC (“StoneCastle-ArrowMark” or the “Adviser”), an SEC-registered investment adviser dedicated to the banking sector, was formed on December 3, 2019 and manages our assets. Our Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). Our Adviser is wholly-owned by ArrowMark Colorado Holdings, LLC (together with its affiliates “ArrowMark Partners” or “ArrowMark”). Founded in 2007, ArrowMark Partners is a 100% privately-owned and SEC-registered investment adviser based in Denver, Colorado. As of June 30, 2021 ArrowMark managed $23.7 billion in assets on behalf of a broad array of institutional clients and professional asset allocators across alternative credit and capacity constrained equity strategies, as well as through the corporate lending business.

Each of our Adviser’s investment decisions is reviewed and approved for us by our Adviser’s investment committee, the members of which may also act as the investment committee for other investment vehicles managed by our Adviser or its affiliates.

Our Adviser, in addition to its own resources, may access experienced investment professionals and senior investment personnel of ArrowMark and its affiliates. Our Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of ArrowMark Partners’ investment professionals. Biographical information for key members of our Adviser’s investment team is set forth in the Base Prospectus under “Management—Biographical Information.” As our investment adviser, our Adviser is obligated to allocate investment opportunities among us and its other clients in accordance with its allocation policy; however, there can be no assurance that our Adviser will allocate such opportunities to us fairly or equitably in the short-term or over time.

Recent Developments

Registered Direct Offering

On July 12, 2021, we sold 492,234 shares of the Company’s common stock resulting in net proceeds to us of approximately $10,775,000, exclusive of legal and administrative expenses associated with the transaction.

SUMMARY OF FUND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are estimated based on historical fees and expenses incurred by the Company, as appropriate. In addition, such amounts are based on our total assets as of June 30, 2021, which have been adjusted to reflect the issuance in our prior registered direct offering of 492,234 shares of our common stock on July 12, 2021, yielding net proceeds to us of approximately $10,775,000, exclusive of legal and administrative expenses associated with the transaction and the assumption that we sell in this offering $30,000,000 of our common stock. As of June 30, 2021, our leverage on the pro forma basis as described above (excluding any distributions paid after June 30, 2021), represented approximately 22.5% of our total assets (less current liabilities). We caution that such expenses, and actual leverage incurred by us, may vary in the future. Whenever this Prospectus Supplement contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.

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Stockholder Transaction Expenses (as a percentage of offering price):
Sales Load (1)	2.00%
Offering Expenses	0.50%
Dividend Reinvestment Plan Expenses (2)	None (2)
Total Stockholder Transaction Expenses (2)	2.50%

Annual Expenses (as a percentage of net assets attributable to common stock):
Management Fees(3)	2.35%
Interest payments on borrowed funds(4)	0.84%
Other Expenses (estimated for the current fiscal year)(5)	0.98%
Total Annual Expenses (6)	4.17%

1.	Represents the estimated commission with respect to the shares of common stock being sold in this offering. There is no guarantee that there will be any sales of the shares of common stock pursuant to this Prospectus Supplement and the Base Prospectus. Actual sales of the shares of common stock, if any, may be less than as set forth under “Capitalization” below. In addition, the price per share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the common stock at the time of any such sale.

2.	The expenses associated with the administration of our dividend reinvestment plan are included in “Other Expenses.” Participants in the dividend reinvestment plan that instruct the plan administrator to sell shares obtained under the plan may be assessed a $15 transaction fee by the plan administrator and the proceeds of such sale will be net of brokerage commissions, fees and transaction costs. For more details about the plan, see “Dividend Reinvestment Plan.”

3.	For the purposes of calculating our expenses, we have assumed the maximum contractual management fee of 1.75% of Managed Assets. See “Management—Management Agreement” in the Base Prospectus.

4.	Interest expense assumes that leverage will represent approximately 26.04% of our Managed Assets (as defined in the Base Prospectus under “Management—Management Agreement—Management Fee”) based on the maximum borrowing permissible on our leverage facility with Texas Capital Bank of $62 million and charge interest or involve payment at a rate set by an interest rate transaction at an annual average rate of approximately 2.46% as of June 30, 2021. We have assumed for purposes of these expense estimates that we will utilize leverage for the entire year.

5.	Pursuant to the management agreement, our Adviser furnishes us, or arranges for the furnishing of office facilities and clerical and administrative services necessary for our operation (other than services provided by our custodian, accounting agent, administrator, dividend and interest paying agent and other service providers). We bear all expenses incurred in our operations, and we will bear the expenses related to any future offering. “Other Expenses” above includes all such costs not borne by our Adviser, which may include but are not limited to overhead costs of our business, commissions, fees paid to CAB Marketing, LLC and CAB, L.L.C., subsidiaries of the ABA, as part of our exclusive investment referral and endorsement relationships with those subsidiaries, fees and expenses connected with our investments and auditing, accounting and legal expenses. Our agreements with CAB Marketing, LLC and CAB, L.L.C. terminated effective August 31, 2020, and require an additional payment of $150,000 in the year following termination in recognition of the trailing benefit of the CAB name license. See “Management—Management Agreement—Payment of Our Expenses” in the Base Prospectus. “Other Expenses” also includes Acquired Fund fees and expenses, which expenses are estimated to not exceed one basis point of our average net assets for the current fiscal year.

6.	Total Annual Expenses may not correlate to the ratio of expenses to average net assets disclosed in the Company’s annual and semi-annual reports to stockholders in the financial highlights table, which reflects operating expenses of the Company and does not include “Acquired Fund” fees and expenses.

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EXAMPLE

The following example demonstrates the hypothetical dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These amounts are based upon the assumption that our annual operating expenses remain at the levels set forth in the table above and that the annual return on investments before fees and expenses is 5%.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$66	$149	$233	$449

The purpose of the table and example above is to assist you in understanding the various costs and expenses that an investor in any future offering will bear directly or indirectly. The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.

Moreover, while the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. In addition, while the example assumes reinvestment of all distributions at NAV, participants in our dividend reinvestment plan may receive common stock valued at the market price in effect at that time. This price may be at, above or below NAV. See “Dividend Reinvestment Plan” in the Base Prospectus for additional information regarding our dividend reinvestment plan.

The “Other Expenses” shown in the table and related footnote above are based on estimated amounts for our current fiscal year of operation unless otherwise indicated. If we issue fewer shares of common stock, all other things being equal, certain of these percentages would increase. For additional information with respect to our expenses, see “Management” and “Dividend Reinvestment Plan” in the Base Prospectus.

CAPITALIZATION

The following table sets forth our capitalization:

•	on a historical basis as of December 31, 2020 (audited);

•	on a historical basis as of June 30, 2021 (unaudited); and

•	on a pro forma as adjusted basis to reflect the assumed sale of 1,363,073 shares of common stock at $22.01 per share (the last reported sale price for the Company’s common stock in the market as of the close of regular trading on the Nasdaq on June 30, 2021), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $285,000 (representing an estimated commission to the placement agent of 0.75%* of the gross proceeds of the sale of common stock) and the offering expenses of $149,000 related to the issuance of common stock payable by us. The pro forma amounts also reflect the issuance of 492,234 shares issued on July 12, 2021 at a per share price of $21.89. The NAV at the time of this transaction was $21.89.

* The maximum commission under the ATM agreement is 2%. However, as of June 30, 2021, the maximum permissible under Section 23(b) of the 1940 Act is 0.75%.

	As of December 31, 2020 (audited)	As of June 30, 2021 (unaudited)	Pro Forma (unaudited)
	Actual	Actual	As adjusted
Net Assets	$140,789,132	$143,350,062	$183,751,062
Common Stock outstanding, $0.001 par value per share	6,565,413	6,575,035	8,430,286
Paid-in capital	$144,992,526	$145,195,532	$185,596,532
Total distributable earnings	$(4,209,959)	$(1,845,470)	$(1,845,470)
Net unrealized appreciation	$1,463,065	$3,033,602	$3,033,602
Net asset value per share	$21.44	$21.80	$21.80

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MARKET AND NET ASSET VALUE INFORMATION

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “BANX.” Our common stock commenced trading on November 13, 2013.

The following table sets forth, for the quarters indicated, the highest and lowest prices on the Nasdaq Global Select Market per share of common stock, and the NAV per share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of Shares traded on the Nasdaq Global Select Market during the respective quarters. See, “Risks Related to Our Operations” in the Base Prospectus.

	NAV per Share on Date of Market Price(1)		Nasdaq Global Select Market Price Per Share(2)		Premium/(Discount) to NAV on Date of Market Price(3)		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume(4)
March 31, 2019	$21.63	$21.63	$22.43	$19.12	3.7%	(11.6)%	867,370
June 30, 2019	$21.80	$21.80	$22.35	$21.00	2.5%	(3.7)%	566,945
September 30, 2019	$21.75	$21.75	$22.44	$20.62	3.2%	(5.2)%	702,466
December 31, 2019	$21.83	$21.83	$23.92	$21.86	9.6%	(0.1)%	1,021,569
March 31, 2020	$19.00	$19.00	$22.96	$9.25	20.8%	(51.3)%	1,914,534
June 30, 2020	$20.27	$20.27	$18.55	$12.46	(8.5)%	(38.5)%	981,721
September 30, 2020	$20.89	$20.89	$20.09	$15.33	(3.8)%	(26.6)%	877,204
December 31, 2020	$21.44	$21.44	$21.20	$17.81	(1.1)%	(16.9)%	845,623
March 31, 2021	$21.62	$21.62	$21.00	$19.22	(2.9)%	(11.1)%	1,058,800
June 30, 2021	$21.80	$21.80	$22.20	$19.52	1.8%	(10.5)%	1,279,200
September 30, 2021	$21.85	$21.85	$22.60	$21.07	3.4%	(3.6)%	654,941

(1) Based on our computations.

(2) Source: The Nasdaq Global Select Market.

(3) Based on our computations.

(4) Source: Bloomberg.

On September 30, 2021, our per share NAV was $21.85 and our per share market price was $22.05. As of September 30, 2021, our per share market price was $22.05, representing a 0.92% premium to such NAV.

We cannot predict whether our common stock will trade at a premium or discount to NAV in the future. Our issuance of common stock may have an adverse effect on prices for our common stock in the secondary market by increasing the common stock available, which may put downward pressure on the market price for our common stock. See, “Risk Factors—Risks Related to Offerings” in the Base Prospectus.

Shares of closed-end funds frequently trade at a market price that is less than the value of the net assets attributable to those shares (a “discount”). The possibility that our shares will trade at a discount from NAV is a risk separate and distinct from the risk that our NAV will decrease. The risk of purchasing shares of a closed-end fund that might trade at a discount or unsustainable premium is more pronounced for investors who wish to sell their shares in a relatively short period of time after purchasing them because, for those investors, realization of a gain or loss on their investments is likely to be more dependent upon the existence of a premium or discount than upon portfolio performance. Our shares are not redeemable at the request of stockholders. We may repurchase our shares in the open market or in private transactions, although we have no present intention to do so. Stockholders desiring liquidity may, subject to applicable securities laws, trade their shares on the Nasdaq Global Select Market or other markets on which such shares may trade at the then current market value, which may differ from the then current NAV.

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RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the risks described in “Risk Factors” in the Base Prospectus, you should carefully consider all other information contained in this Prospectus Supplement, the Base Prospectus, any free writing prospectus and the documents incorporated by reference in this Prospectus Supplement and the Base Prospectus before making a decision to purchase our securities. The risks and uncertainties described herein and in the Base Prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.

Risks Related to this Offering. Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

The Company currently intends use substantially all of the proceeds from a sale of our securities pursuant to this Prospectus Supplement, net of expenses, for general corporate purposes, which may include, making investments in accordance with our investment objective and policies as described in the Base Prospectus. We anticipate that the proceeds will be invested promptly as investment opportunities are identified, depending on market conditions and the availability of appropriate securities, and it is anticipated to take not more than approximately three to six months from the closing of any offering. Pending investment, the proceeds will be invested in short-term cash-equivalent instruments. Although we anticipate that a substantial portion of the proceeds from any offering will be invested pursuant to our investment objective and policies, some of the proceeds may be used to make capital gain distributions required to maintain our tax status as a RIC.

The following information regarding our authorized shares is as of September 30, 2021. See “Description of Securities” in the Base Prospectus.

Title of Class	Amount Authorized	Amount Held by the Company for its Account	Amount Outstanding (Exclusive of Amount Held by the Company for its Account)
Common Stock, par value $0.001	40,000,000	0	7,069,659
Preferred Stock, par value $0.001	10,000,000	0	0

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley acting as our placement agent. Pursuant to the Sales Agreement, we may at any time and from time to time offer and sell shares of our common stock.

Upon written instructions from us, the placement agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our agent or principal, our common stock under the terms and subject to the conditions set forth in the Sales Agreement and our instructions. We will instruct the placement agent as to the amount of common stock to be sold by it and the minimum price below which sales of common stock may not be made. We may instruct the placement agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction, or for any other reason. The sales price per share of our common stock offered by this Prospectus Supplement and the Base Prospectus, less commissions payable under the Sales Agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale. We or the placement agent may suspend the offering of shares of our common stock upon proper notice and subject to other conditions.

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Sales of our common stock, if any, under this Prospectus Supplement and the Base Prospectus may be made by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. The placement agent will provide written confirmation of a sale to us no later than the opening of the trading day on the Nasdaq following each trading day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the commission payable by us to the placement agent, in connection with the sales.

The placement agent will receive a commission from us equal to up to 2.0% of the gross sales price of any shares of our common stock sold through it under the Sales Agreement. We have agreed to reimburse the fees and expenses of counsel to the placement agent up to $50,000 (inclusive of expenses paid in connection with entering into the at market issuance sales agreement, dated as of October 20, 2021, by and among the Company and B. Riley), and up to $3,000 per calendar quarter during the term of the Sales Agreement for fees and expense of counsel to the placement agent incurred in connection with quarterly updates for this offering. We estimate that the total expenses for the offering, excluding commission and reimbursements payable to the placement agent under the terms of the Sales Agreement, will be approximately $149,000.

Unless otherwise specified in our instructions, settlement for sales of shares of common stock will occur on the second trading day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which such sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will disclose, through our annual report, semi-annual report and quarterly report, as applicable, at least quarterly, the number of shares of our common stock sold through the placement agent under the Sales Agreement and the net proceeds to us.

In connection with the sale of the common stock on our behalf, the placement agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the commission of the placement agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the placement agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all the shares of common stock registered under the registration statement of which this Prospectus Supplement forms a part or (ii) the termination of the Sales Agreement as permitted therein.

The placement agent and its affiliates may in the future provide various investment banking and advisory services to us from time to time for which they have received, and are expected to receive, customary fees and expenses.

The principal business address of the placement agent is: B. Riley, 299 Park Avenue, 21st Floor, New York, NY 10171.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this Prospectus Supplement will be passed upon for us by Troutman Pepper Hamilton Sanders LLP and for the placement agent by Golenbock Eiseman Assor Bell & Peskoe LLP.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the SEC. These documents are available on the SEC’s EDGAR system and can be inspected and copied for a fee at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additional information about the operation of the public reference room facilities may be obtained by calling the SEC at 1-202-551-5850.

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This Prospectus Supplement, the Base Prospectus and the Statement of Additional Information do not contain all of the information in our registration statement, including amendments, exhibits, and schedules that the Company has filed with the SEC (file No. 333-251349). Statements in this Prospectus Supplement and the Base Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

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